CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of Russell Investments New Economy Infrastructure Fund of our report dated May 6, 2026, relating to the financial statements of Russell Investments New Economy Infrastructure Fund, which appear in such Registration Statement. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

PricewaterhouseCoopers LLP

Seattle, WA

November 5, 2026